Exhibit 99.2

BRISTOW GROUP SUCCESSFULLY EMERGES FROM CHAPTER 11

Completes Financial Restructuring with $535 Million in New Capital, an Industry-Leading Balance Sheet and Improved Liquidity

Announces New Board of Directors

HOUSTON, October 31, 2019 — Bristow Group Inc. (“Bristow” or the “Company”) today announced that it has emerged from Chapter 11 bankruptcy protection, successfully completing its debt restructuring process and implementing the Chapter 11 reorganization plan confirmed by the U.S. Bankruptcy Court for the Southern District of Texas on October 4, 2019.

Bristow has reduced its debt significantly and is emerging with $535 million of new capital, which it believes will provide significant financial flexibility to support its global operations. The Company also announced it has amended and reinstated its $75 million term loan as of its emergence.

L. Don Miller, President and Chief Executive Officer of Bristow, said, “We are beginning this new chapter of Bristow’s proud history having achieved our key restructuring goals: a stronger balance sheet and improved liquidity that will enable us to continue providing industry-leading service to our global client base. I would like to commend our global team for its unwavering focus on delivering safe and efficient service to our clients and passengers as we navigated the restructuring process.”

Miller continued, “We are committed to further building on our global leadership role in offshore oil and gas transportation and search and rescue. As we have throughout this process, we remain focused on being “best in class” for all our stakeholders, particularly our employees, customers and new owners as we continue to look for ways to drive innovation and efficiencies across the global business.”

In accordance with the Plan of Reorganization, Bristow’s new Board of Directors has assumed its responsibilities. The new Board will be chaired by Aris Kekedjian, and includes Wesley E. Kern, Robert J. Manzo, Lorin L. Brass, G. Mark Mickelson, Brian D. Truelove, Hooman Yazhari and L. Don Miller, who will continue to serve on the Board. Former Bristow director Ian A. Godden will continue to serve as chairman of Bristow Aviation Holdings Limited, Bristow’s U.K. affiliate, and serve in an advisory role to Bristow.

For additional information on the transactions consummated in connection with Bristow’s emergence from bankruptcy, including the newly appointed directors, please see Bristow’s Current Report on Form 8-K, which is expected to be filed within the next few days with the U.S. Securities and Exchange Commission. Information about the restructuring is also available at: https://cases.primeclerk.com/Bristow. Questions should be directed to the Company’s claims agent, Prime Clerk, by email to bristowinfo@primeclerk.com or by phone at +1 844-627-6967 (toll free) or +1 347-292-3534 (toll).

Board of Director Bios:

Aris Kekedjian (Chairman)

Mr. Kekedjian advises global companies on finance and merger and acquisition strategies, drawing on his three decades of Fortune 20 experience. His expertise spans 30 years with General Electric Company, where he most recently served as Chief Investment Officer. He was instrumental in the $30 billion merger between GE Oil & Gas and Baker Hughes, which combined industrial service operations in 120 countries, and led acquisitions in disruptive industries, including the industrial Internet of Things, 3D printing, life sciences and renewable energy. Mr. Kekedjian’s earlier positions at GE included roles as Deputy Treasurer and as Managing Director, Latin America. Additionally, as a divisional executive at GE, he served as global head of financial portfolio management and M&A for GE Capital; Chief Financial Officer of GE Banking and Consumer Finance (GE Money) for the Europe, Middle East and Africa (EMEA) region; and Chief Executive Officer of GE Capital for the MEA region, among other roles. Mr. Kekedjian serves on the board of directors of XPO Logistics. He formerly served on the board of directors of transportation geo-technology provider Maptuit (now Verizon), and on the advisory board of enterprise software company eMOBUS (now Asentinel). Mr. Kekedjian holds a degree in finance and international business from Concordia University in Montreal, Canada.

Lorin L. Brass

Mr. Brass spent 30 years with Shell Oil Company progressing through a variety of technical and business assignments primarily in Shell Oil’s Exploration and Production divisions in Texas, California, and Louisiana. In 1997 he relocated to The Hague, The Netherlands, where he became Chief Executive Officer of Shell Services International, a global information technology company. Most recently, he served as Senior Advisor of Business Development for all Shell related activities, with particular emphasis on corporate acquisitions and divestments globally. Before that, he served as Director of Global Business Development for Shell International Exploration & Production, where he was responsible for oil and gas property acquisitions and divestments around the world. He also previously held positions in Corporate Planning, and was Vice President, Operations for Shell Services Company. Mr. Brass first joined Shell Oil Company as a Research Engineer in 1977.

Wesley E. Kern

Mr. Kern has more than 20 years of broad-based experience in corporate, operational, and financial management. Mr. Kern is the founder of NextRise Financial Strategies, LLC, providing advisory, interim management and board services in distressed situations. He currently serves as a Director with Improve One, LLC and previously served on the boards of All In Behavioral Health and Meridian Solar, Inc. From 2014 to 2018, Mr. Kern was Executive Vice President and Chief Financial Officer for Lobo Leasing Limited, a Dublin Ireland-based aircraft lessor serving international operators in need of helicopters. Before Lobo Leasing, he was Senior Vice President, Finance for US Power Generating Company from 2006-2013, where he also served as Vice President, Mergers and Acquisitions. Prior to his work at US Power Generating, Mr. Kern served as Chief Financial Officer for Pacific Natural Energy, LLC, was an investment banker with Simmons & Company Intl. and was a management consultant with Ernst & Young.

Robert J. Manzo

Mr. Manzo has been a Director of Visteon, an automotive cockpit electronics company, since June 2012. He is the Founder and Managing Member of RJM I, LLC, a provider of consulting services to troubled companies, a position he has held since 2005. From 2000 to 2005, Mr. Manzo was a senior managing director of FTI Consulting, Inc., a global business advisory firm. He also serves on the board of directors of ADVANZ PHARMA Corp. Mr. Manzo has extensive experience advising companies and management in the automotive and other industries. A non-practicing CPA, Mr. Manzo brings extensive financial and accounting expertise to the board.

G. Mark Mickelson

Mr. Mickelson has nearly 30 years of experience in business, finance and commercial real estate. Mr. Mickelson is the founder of Mickelson & Company, LLC, and currently sits on the board for Sanford Hospital in Sioux Falls, S.D. From 2012 to 2018, Mr. Mickelson served in the South Dakota House of Representatives, including as Speaker pro Tempore from 2015 to 2016 and as Speaker from 2017 to 2018. Mr. Mickelson has served on the boards of the South Dakota Community Foundation, the USD Foundation, the Sioux Falls Development Foundation, and the South Dakota Board of Economic Development. Mr. Mickelson is a graduate of the University of South Dakota (accounting) and Harvard Law School and is a licensed attorney and CPA (inactive).

L. Don Miller

Mr. Miller joined Bristow in 2010 and has served in several leadership roles. He was appointed as Bristow’s President and Chief Executive Officer in February 2019. His previous roles at Bristow include Senior Vice President and Chief Financial Officer; Senior Vice President, Mergers, Acquisitions and Integration and Vice President, Strategy and Structured Transactions. Prior to joining Bristow, Mr. Miller worked as a consultant and entrepreneur from 2008 to 2010. Before that, he served as the post-petition President and Chief Executive Officer for Enron North America Corp., and Enron Power Marketing, Inc., from 2001 to 2007; and served in senior financial positions with Enron, including Director – Finance and Vice President, Asset Marketing Group from 1998 to 2001. His career also includes seven years primarily as a corporate energy banker with Citicorp Securities, Inc., and four years as an account executive with Dean Witter Reynolds, Inc. Mr. Miller is also a Chartered Financial Analyst charterholder.

Brian D. Truelove

Mr. Truelove has over 39 years of experience in the global upstream oil and gas industry. Since 2018 he has served on the board of the Expro Group. From 2011 to 2018, he worked for the Hess Corporation, most recently as Senior Vice President, Global Services, which included serving as the Chief Information Officer (CIO), Chief Technology Officer (CTO), and leading the Supply Chain/Logistics organization. Prior to assuming this role, he served as Senior Vice President for Hess’ global offshore businesses and prior to that he was Senior Vice President for Global Drilling and Completions. From 1980 through 2010 Mr. Truelove worked for Royal Dutch Shell where he most recently served as Senior Vice President for the Abu Dhabi National Oil Company / NDC on secondment from Shell. Prior to that he led Shell’s global deepwater drilling and completions business. During his time with Hess and Shell he held leadership positions around the world in drilling and production operations and engineering, asset management, project management, R&D, Health/Safety/Environment, and corporate strategy, amongst others.

Hooman Yazhari

Mr. Yazhari has more than a decade of senior experience in the transport and aviation sector. Mr. Yazhari served as the Chief Executive Officer of Waypoint Leasing from 2018 to 2019. Prior to that he was Senior Vice President, Legal and Administration for CHC Helicopter from 2015 to 2018. Prior to CHC, Mr. Yazhari served as Senior Vice President and General Counsel for International Lease Finance Corporation, the world’s largest independent aircraft lessor at the time, and as General Counsel for gategroup, a global aviation outsourcing and logistics company. Mr. Yazhari has served as a non-executive director of Voyager Aviation since 2017. Mr. Yazhari is co-founder and Chairman of Beyond Capital Fund, a philanthropic venture capital fund investing in businesses that serve those at the bottom of the economic pyramid. Mr. Yazhari started his career as an attorney at the London and Tokyo offices of Linklaters. He holds a B.A. in Jurisprudence from Oxford University and an LL.M in Corporate and Commercial Law from The London School of Economics.

About Bristow Group Inc.

Bristow Group Inc. is the world’s leading industrial aviation service provider offering helicopter transportation, search and rescue (SAR) and aircraft support services to government and civil organizations worldwide. Bristow’s strategically located global fleet supports operations in the North Sea, Nigeria and the U.S. Gulf of Mexico; as well as in most of the other major offshore oil and gas producing regions of the world, including Australia, Brazil, Canada, Guyana and Trinidad. Bristow provides SAR services to the private sector worldwide and to the public sector for all of the U.K. on behalf of the Maritime and Coastguard Agency. To learn more, visit our website at www.bristowgroup.com.

Contact:

Global Media Relations

Adam Morgan

Director, Global Communications

+1 832.783.7927

Adam.morgan@bristowgroup.com

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